SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934
[AMENDMENT NO. _____________]

Filed by the Registrant  X
Filed by a Party other than the Registrant

Check the appropriate box:

     Preliminary Proxy Statement
X    Definitive Proxy Statement
     Definitive Additional Materials
     Soliciting Material

AMBANC CORP.
(Name of Registrant)


(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

X    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-
     6(i)(1), or 14a-6(j)(2).
     $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2)      Aggregate number of securities to which
             transaction applies:

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             transaction computed pursuant to Exchange Act
             Rule 0-11:*

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 *   Set forth the amount on which the filing fee is
     calculated and state how it was determined.

     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)      Amount Previously Paid:
     2)      Form Schedule or Registration Statement No.:
     3)      Filing Party:
     4)      Date Filed:



                                            AMBANC CORP.





                              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                      TO BE HELD APRIL 21, 1995




         The Annual Meeting of Shareholders of AMBANC Corp.
(the "Corporation") will be held in the Fort Sackville
II room of the Isaac K. Beckes Student Union at
Vincennes University, 3rd and College Streets,
Vincennes, Indiana, on Friday, April 21, 1995, at 10:30 a.m., Vincennes time, for the following purposes:

         1. To elect four Directors to hold office until the 1998 Annual Meeting of Shareholders and until their successors are elected and have qualified, and to elect one Director to hold office until the 1996 Annual Meeting of Shareholders and until his successor is elected and has qualified.

         2.       To transact such other business as may
                  properly come before the Annual Meeting.

         Holders of Common Shares of record at the close of business on March 14, 1995, are entitled to notice of and to vote at the Annual Meeting.

         SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN
PERSON.  ALL SHAREHOLDERS, EVEN IF THEY PLAN TO ATTEND
THE MEETING, ARE REQUESTED TO COMPLETE, SIGN AND DATE
THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE
ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED
IN THE UNITED STATES.

                                                      BY ORDER OF THE BOARD
                                                      OF DIRECTORS


                                                      RICHARD E. WELLING
                                                      SECRETARY

MARCH 30, 1995
VINCENNES, INDIANA


                                      (ANNUAL REPORT ENCLOSED)




                                           PROXY STATEMENT

                                  ANNUAL MEETING OF SHAREHOLDERS OF

                                            AMBANC CORP.


                                           APRIL 21, 1995


         This Proxy Statement is being furnished to shareholders on or about March 30, 1995, in connection with the solicitation by the Board of Directors of AMBANC Corp. (the "Corporation"), 302 Main Street,
Vincennes, Indiana 47591, of proxies to be voted at the Annual Meeting of Shareholders to be held at 10:30 a.m., Vincennes time, on April 21, 1995, in the Fort Sackville II room of the Isaac K. Beckes Student
Union at Vincennes University, 3rd and College Streets,
Vincennes, Indiana. The Corporation is the parent holding company for The American National Bank of Vincennes, Citizens' National Bank of Linton, Farmers'
State Bank of Palestine and Bank of Casey (referred to collectively herein as the "Banks").

         At the close of business on March 14, 1995, the record date for the Annual Meeting, there were 2,372,555 Common Shares outstanding and entitled to vote at the Annual Meeting. On all matters, including the election of Directors, each shareholder will have one vote for each share held.

         If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised. The proxy may be revoked by either (a) filing with the Secretary (or other officer or agent of the Corporation authorized to tabulate votes) (i) an instrument revoking the proxy or
(ii) a subsequently dated proxy, or (b) attending the Annual Meeting and voting in person. Unless revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions of the shareholder as indicated on the proxy. If no instructions are given, the shares will be voted as recommended by the Directors.

                                        ELECTION OF DIRECTORS

                                              NOMINEES

         The following information is provided for the nominees for election to the Corporation's Board of Directors at the Annual Meeting and for the Directors of the Corporation whose terms continue after the Annual Meeting. The Board of Directors of the
Corporation consists of thirteen members.  Robert E.
Seed, President of Bank of Casey, joined the Board of Directors in 1994 subsequent to the Corporation's acquisition of Bank of Casey. Twelve of the Directors are divided into three classes of equal size with the term of one class expiring each year. Generally, the members of each class serve until the annual meeting of the shareholders held in the year that is three years after the Directors' election and thereafter until such Directors' successors are elected and have qualified.

         One of the Directors, Richard H. Schaffer, serves for a one-year term and until his successor is elected and has qualified. Mr. Schaffer has served as a Director of the Corporation or The American National
Bank of Vincennes since 1967. The Corporation's Bylaws provide that a Director shall resign from the Board no later than the thirty-first of December of the year in which the Director's 70th birthday occurs. Mr.
Schaffer reached the age of 70 in 1991. Because of his exemplary service on the Boards of the Corporation and The American National Bank over the years, the Board of Directors, believing it to be in the best interests of the Corporation to have Mr. Schaffer continue to serve on the Board, has unanimously requested in each year since 1991 that Mr. Schaffer continue as a member of the Board of Directors for a one-year term. Again this year, the Board has requested that Mr. Schaffer serve on the Board for a one-year term. Mr. Schaffer has agreed to serve a one-year term, if he is elected for the one-year term at the 1995 Annual Meeting.

         The terms of the current Directors expire as follows: 1995 -- Messrs. Schaffer, Seed, Stachura,
Summers and Watson; 1996 -- Messrs. Apple, Green,
Helmling and Landrith; and 1997 -- Messrs. Brocksmith,
Hippensteel, Niehaus, and Wright.  Robert E. Seed, John
A. Stachura, Jr., Phillip M. Summers and Robert G.
Watson have been nominated for re-election at the Annual Meeting, each to hold office until the 1998
Annual Meeting of Shareholders and until each of their successors is elected and has qualified. In addition,

as explained above, the Board has nominated Richard H.
Schaffer for election to a one-year term and until his successor is elected and has qualified. Each Director will be elected by a plurality of the votes cast in the election.

         It is the intention of the persons named in the accompanying form of proxy to vote such proxy in favor of the election to the Board of Directors: (a) for a three-year term, Robert E. Seed, John A. Stachura, Jr.,
Phillip M. Summers and Robert G. Watson, and (b) for a one-year term, Richard H. Schaffer. Each such person has indicated that he will accept nomination and election as a Director. If, however, any such person is unable or unwilling to accept nomination or election, it is the intention of the Board of Directors to nominate such other person as Director as it may in its discretion determine, in which event the shares subject to the proxy will be voted for that person.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
VOTE FOR THE FIVE NOMINEES IDENTIFIED ABOVE. (ITEM 1 ON
THE PROXY).

         The following table presents certain information regarding the Directors of the Corporation, including the five nominees proposed by the Board of Directors for election at the Annual Meeting. Unless otherwise indicated in a footnote, the principal occupation of each Director has been the same for the last five years and such Director possesses sole voting and investment powers with respect to the shares indicated as beneficially owned by such Director. Unless specified otherwise, a Director is deemed to share voting and investment powers over shares indicated as held by a spouse, children or other family members residing with the Director. Of the Directors, only Messrs. Landrith,
Schaffer, and Watson, who beneficially own approximately 1.6 percent, 2.2 percent, and 1.0 percent of the Corporation's Common Shares, respectively, beneficially own more than 1.0 percent of the Corporation's Common Shares. The Corporation's management knows of no person, including any group, who owns more than five percent of the Corporation's Common
Stock.  A total of 205,286 of the Corporation's Common
Shares, representing 8.6 percent, are beneficially owned by the Directors and executive officers of the Corporation.

                                                                                   Shares
Name, Age, and                                                                  Beneficially
Present Principal                        Director                Owned on
Occupation                                Since 1             January 1, 1995

GLEN G. APPLE                           1982                    4,780 2
63
Farmer

PAUL E. BROCKSMITH                       1979                    5,354 4
67
Retired3

ROBERT D. GREEN                           1978                   15,072 6
50
President of R.D.
Services, Inc. (health care)5

ROLLAND L. HELMLING                       1986                    4,438 7
43
President and Director of
Harold's Supermarkets, Inc.,
Helmling Realty Corp., and
Andretti-Helmling Automotive
Corp. (retail auto parts)

GERRY M. HIPPENSTEEL, M.D.                 1984                    2,170
48
Physician

OWEN M. LANDRITH                            1993                  37,188 9
68
Chairman of the Board of
Farmers' State Bank of
Palestine8

BERNARD G. NIEHAUS                           1977                   5,800
57
President and Director,
Niehaus Lumber Co., Inc.
(building materials)

RICHARD H. SCHAFFER**                         1967                   52,653 10
73
Retired

ROBERT E. SEED*                              1994                   14,139 11
60
President, Bank of Casey

JOHN A. STACHURA, JR.*                        1988                   17,286 13
46
Superintendent, Solar Sources
Underground, LLC (coal mining) 12

PHILLIP M. SUMMERS*                           1982                    2,259 14
55
President,
Vincennes University

ROBERT G. WATSON*                             1982                   24,461 15
59
Chairman of the Board,
President and Chief
Executive Officer of the
Corporation and The American
National Bank

HOWARD R. WRIGHT                                1973                    7,120 17
66
Retired 16

All Directors and all                                               205,286 18
executive officers as a group
consisting of 20 persons

*Nominee for three-year term
** Nominee for a one-year term

  1.   Includes service as a Director of The American
       National Bank prior to the adoption of the holding company structure in 1982.
  2.   Includes 900 shares owned by Mr. Apple's wife.
  3. Prior to his retirement in 1993, Mr. Brocksmith was a veterinarian and farmer.
  4.   Includes 2,080 shares jointly owned by
       Mr. Brocksmith and his wife; 1,140 shares jointly owned by Mr. Brocksmith and his daughter; and 610 shares owned by a company controlled by Mr. Brocksmith and his son.
  5.   Prior to becoming President of R.D. Services, Inc.
       in 1993, Mr. Green served as President of Green
       Construction of Indiana, Inc.

  6. Includes 2,630 shares jointly owned by Mr. Green and his wife, and 2,822 shares owned by Mr. Green's wife.
  7. Includes 591 shares jointly owned by Mr. Helmling and his wife, and 765 shares held by Mr. Helmling as custodian for his three daughters.
  8.   Prior to his resignation on December 31, 1994,
       Mr. Landrith had served as President and Trust
       Officer of Farmers' State Bank of Palestine.
  9.   Includes 17,739 shares jointly owned by Mr.
       Landrith and his wife.
 10.   Includes 26,000 shares held by the Richard H.
       Schaffer Trust, for which Mr. Schaffer serves as trustee; 24,000 shares held by the Glenn H.
       Schaffer Trust, for which Mr. Schaffer serves as co-trustee; and 2,653 shares held in trusts for Mr. Schaffer's grandchildren and for which Mr.
       Schaffer serves as trustee.
 11.   Includes 1,356 shares owned by Mr. Seed's wife.
 12. Mr. Stachura has served as a Superintendent for Solar Sources Underground, LLC since 1992. During
       1991, he served as Superintendent for Black Beauty
       Underground, Inc., and prior to 1991, he served as a Superintendent for Underground Coal, Inc.
 13.   Includes 15,964 shares jointly owned by Mr.
       Stachura and his wife, and 304 shares owned by Mr.
       Stachura's wife.
 14. Includes 1,659 shares jointly owned by Mr. Summers and his wife.
 15. Includes 18,000 shares that Mr. Watson may acquire upon the exercise of stock options.
 16. Prior to 1992, Mr. Wright served as a consultant for Cargill, Inc., and prior to 1989, Mr. Wright was President of Baltic Mills, Inc.
 17. Includes 1,610 shares owned by Mr. Wright's wife, and 4,000 shares held in the Wright Family Trust for which Mr. Wright serves as trustee.
 18. Includes 108,932 shares owned by or with spouses and others. Also includes 18,000 shares that Mr. Watson may acquire upon the exercise of stock options and 6,000 shares that Mr. Raymond Mott, Senior Vice President of The American National
       Bank, may acquire upon exercise of stock options.

                                      COMMITTEES AND ATTENDANCE

         The Board of Directors of the Corporation held eight meetings during 1994. The Board of Directors of the Corporation has an Executive Committee and an

Examining Committee. The Executive Committee reviews on a monthly basis the overall operation and planning for the Corporation and the Banks. The duties and responsibilities of the Executive Committee include strategic planning; capital structure, capital
Financing and mergers and acquisitions; nominations and shareholder relation matters; bank holding company regulatory compliance; compensation; and legal matters.
The members of the Executive Committee are Paul E.
Brocksmith, Robert D. Green, Bernard G. Niehaus,
Richard H. Schaffer, and Howard R. Wright.  Robert G.
Watson serves as an ex-officio member. Mr. Watson does not receive any additional compensation for service on the Executive Committee and does not participate in any discussions or decisions relating to executive compensation. The Executive Committee met twelve times in 1994.

         The Examining Committee is responsible for establishing suitable audits and examinations of the affairs of the Corporation and the Banks by the internal audit staff and a qualified independent accounting firm. The members of the Examining
Committee are Robert D. Green, Rolland L. Helmling,
Gerry M. Hippensteel, and John A. Stachura, Jr.  The
Examining Committee met five times during 1994.  The
Board of Directors of the Corporation does not have a nominating committee or a compensation committee;
instead, these functions are performed by the Executive
Committee.

                                      COMPENSATION OF DIRECTORS

         Each Director of the Corporation, including
Directors who are salaried officers or employees of the Corporation or the Banks, receives $2,500 per year for service on the Corporation's Board of Directors. Each
Director who is a member of the Executive Committee of the Corporation's Board of Directors, other than Directors who are officers of the Corporation, receives an additional $2,400 per year for service on the Executive Committee. Directors of the Corporation, other than officers of the Corporation, also receive
$200 per committee meeting attended. Mr. Apple also serves on the Boards of Directors of two of the Banks and each of the Corporation's other Directors, except for Mr. Schaffer, serves on the Board of Directors of one of the Banks. The Banks pay the Directors annual
Director fees in amounts that range from $3,600 to $6,000.

                                       EXECUTIVE COMPENSATION

         The following table sets forth certain summary information regarding the compensation paid by the Corporation or its subsidiaries to or on behalf of the Corporation's Chief Executive Officer for services rendered during each of the last three fiscal years:

                                     SUMMARY COMPENSATION TABLE

Annual CompensationName and
Principal
Position
Year
Salary ($)
Bonus ($)
All Other
Compensation
Robert G. Watson,
  President and
  Chief Executive
  Officer
1994
1993
1992
$215,000
$147,000
$140,000
$50,000
$40,000
$40,000
$24,396 1
$25,725
$26,497
 1. Consists of contributions in the amount of $17,096 made on behalf of Mr. Watson under the AMBANC
      Retirement and Savings Plan and Director fees in the amount of $7,300.

                                        EMPLOYMENT AGREEMENT

         In 1985, the Corporation and Robert G. Watson, who is Chairman of the Board, President and Chief Executive
Officer and a Director of the Corporation and The
American National Bank, entered into an employment agreement that becomes operative only upon a Change in Control of the Corporation or The American National
Bank as defined by the agreement. A Change in Control is deemed to have occurred for purposes of the agreement if, following a tender offer, merger, consolidation, sale of assets, or contested election of Directors, the persons who previously were Directors no longer constitute a majority. Under this agreement, the Corporation agrees to employ Mr. Watson in his current capacity for specified compensation (but in no event for less than $10,000 per month) and benefits for a period of three years commencing on the date the agreement becomes operative. Following a Change of Control, should the Corporation terminate the employment of Mr. Watson for reasons other than cause, death, or disability or should Mr. Watson resign as a result of a diminishment of his status, functions, duties, or responsibilities, the employment agreement provides for various severance benefits to be paid to Mr. Watson on a monthly basis over the balance of the three-year employment period. These benefits include monthly payments equal to one-twelfth of Mr. Watson's annual base salary at its highest rate during the twelve months preceding his termination date, the continuation of his participation under all incentive and employee welfare benefit plans, and a pension supplement compensating Mr. Watson for any reduction in pension benefits caused by the premature termination.
The monthly payments that would have been paid to Mr. Watson over the next three years if a Change in Control and termination of Mr. Watson's employment had occurred on December 31, 1994, would have totalled in the aggregate $696,288.

                             SUPPLEMENTAL RETIREMENT BENEFITS AGREEMENT

         On June 20, 1989, the Corporation and The American
National Bank entered into a Supplemental Retirement
Benefits Agreement (the "Agreement") with Mr. Watson.
The Agreement provides for the future payment to Mr. Watson of retirement benefits in the event his employment with both the Corporation and The American
National Bank is terminated for any reason other than because of his death. The retirement benefit payable to Mr. Watson under the Agreement is a monthly annuity payable for his lifetime or for 120 months, whichever is longer, in an amount computed by multiplying $33.60 by the number of months Mr. Watson is employed by either the Corporation or The American National Bank between December 31, 1987, and April 1, 2000 (the "Base
Amount"). If payment of the monthly annuity begins prior to May 1, 2000, the monthly amount payable is reduced by .00556 of the Base Amount for each month, up to a maximum of 60 months, by which the payments begin prior to May 1, 2000, and is further reduced by .00278 of the Base Amount for each month, if any, by which the payments begin prior to May 1, 1995. If Mr. Watson's employment with the Corporation had terminated on December 31, 1994, the monthly amount that Mr. Watson would have been entitled to receive commencing on or after May 1, 2000, would have been $2,822. Mr. Watson has the option under the Agreement to select other actuarially equivalent forms of payment of such retirement benefits. At a meeting held on February 16, 1995, the members of the Executive Committee who are not officers of the Corporation reviewed Mr. Watson's compensation. In view of Mr. Watson's contributions to the growth and the profitability of the Corporation, they decided to recommend to the Corporation's Board of Directors that the Agreement be amended to increase the amount of benefits payable to Mr. Watson. If the increase had been adopted and if Mr. Watson's employment with the Corporation had terminated on December 31, 1994, Mr. Watson would have been entitled to receive commencing on or after May 1, 2000, an additional $1,635 per month as a result of the increase. The Corporation's Board of Directors has considered and approved the recommendation of the Executive Committee.

                                 AGGREGATED OPTION/SAR EXERCISES IN
                                LAST FISCAL YEAR AND FISCAL YEAR-END
                                          OPTION/SAR VALUES

         The following table sets forth information with respect to options and stock appreciation rights
("SARs") that have been granted to Mr. Watson pursuant to the Corporation's Nonqualified Stock Option Plan, which expired during 1993. There were no exercises of options or SARs by Mr. Watson during 1994.

Number of Unexercised
Options/SARs at Fiscal
Year-End (#)
Value of Unexercised
In-the-Money Options/SARs
at Fiscal Year-End ($)
NameExercisable/UnexercisableExercisable/Unexercisable
Robert G. Watson
    18,000 options 1
        $198,000 2
18,000 SARs 1$99,000 2
1.    In 1988 Mr. Watson was granted options to purchase
      18,000 Common Shares at an exercise price of $20.00 per share and in 1989 he was granted 18,000 SARs at a base price of $20.00 each. All of the options and SARs are exercisable. Each SAR entitles Mr.
      Watson to 50 percent of the appreciation in the value of one Common Share over the base price of the SAR at the time of exercise.

2. Represents the difference between the last trade price of the Corporation's Common Shares as reported on NASDAQ on December 30, 1994, and the exercise price of the options and the base price of the SARs, respectively.

                                  REPORT ON EXECUTIVE COMPENSATION

         The members of the Executive Committee who are non-employee members of the Board of Directors (the
"Committee") have responsibility for the Corporation's compensation policies and practices. The Committee recommends compensation amounts for executive officers of the Corporation to the Board of Directors for final approval.

         Under rules established by the Securities and Exchange Commission (the "SEC"), the Corporation is required to provide certain data and information with regard to the compensation and benefits provided to the Corporation's Chief Executive Officer. Mr. Robert G.
Watson serves as the Chief Executive Officer and President of AMBANC Corp. and its subsidiary, The
American National Bank of Vincennes. In fulfillment of its SEC disclosure requirements, the Committee has provided the following report for inclusion in this Proxy Statement.

COMPENSATION POLICY

         The goal of the Corporation's executive
compensation policy is to ensure that an appropriate relationship exists between executive pay and performance, while at the same time providing compensation that will attract and retain superior talent. More specifically, the executive compensation program of the Corporation has been designed to:

         Support a pay for performance policy that varies compensation amounts based on corporation, subsidiary and individual performance;

         Motivate executive officers to achieve strategic business goals and reward them for their achievement; and

         Provide compensation opportunities that are comparable to those offered by other high performing peer companies, thus allowing the Corporation to compete for and retain talented executives who are critical to the Corporation's long-term success.

         At present, the executive compensation program is composed of salary, potential annual cash incentives, and other benefits typically offered to executives of similar companies. As an executive's level of responsibility increases, a greater portion of his potential total compensation opportunity is based on performance incentives, causing greater variability in the individual's total compensation level from year-to-year. The Committee considers a number of criteria and factors in determining compensation, as discussed below, but the Committee has not assigned any specific weights to those criteria and factors.

SALARIES

         Base salaries for executive officers generally are determined based on consideration of competitive salary data provided by outside consultants using relevant survey data for financial institutions, internal comparability considerations, and individual performance. Base salaries are not automatically adjusted each year.

         In October 1994, the Corporation's Board of
Directors held a strategic planning meeting at which the Board reviewed and discussed in detail the Corporation's performance and the contributions of the Corporation's employees, including those of Mr. Watson, the Corporation's Chief Executive Officer. In light of the determinations made by the Board, the Committee undertook a comprehensive review of the compensation received by the Chief Executive Officer. The Chairman of the Committee, together with the Corporation's financial, accounting and legal advisors and after reviewing a number of compensation surveys and other data, prepared a report on the compensation received by chief executive officers of bank holding companies located in the Midwest and comparable to the Corporation in asset and deposit size, rate of growth, profitability, and other factors. The Committee reviewed the report and, at a special meeting held on February 16, 1995, recommended an adjustment in Mr. Watson's base salary for 1994 from $160,000 to $215,000. The adjustment is designed to compensate
Mr. Watson not only for his service and performance in 1994 but also to recognize his contributions to the growth and profitability of the Corporation since his assumption of leadership in 1982. The Board of Directors has approved the Committee's recommendations with respect to Mr. Watson's compensation.


BONUS AWARDS

         Bonuses were awarded to executive officers on the basis of an assessment of the following factors:

         The Corporation's performance as reflected by acquisition activity, growth, return on assets, return on equity and total return to the shareholders as reflected in the shareholder return performance graph appearing on page 11 of this Proxy Statement;

         The performance of the executive, along with relevant business unit or subsidiary performance;
         and

         A review of competitive data on incentive compensation for peer companies provided by outside consultants.

Based on an evaluation of these factors and the factors discussed in the preceding paragraph with respect to Mr. Watson's base salary, the Committee recommended that Mr. Watson's bonus for 1994 be $50,000.

LONG-TERM INCENTIVES

         In 1988 the Corporation's shareholders approved the adoption of a Stock Option Plan having a five-year term. Stock options were granted to Mr. Watson and another executive officer in 1988 and stock appreciation rights ("SARs") were granted to Mr. Watson and another executive officer in 1989. No other grants were made pursuant to the Stock Option Plan prior to its expiration in April 1993. If, in the future, the Committee determines that incentives in the form of stock options, SARs or other awards would be in the Corporation's best interest, the Committee may seek corporate and shareholder approval of an appropriate long-term incentive plan.

1993 TAX ACT COMPENSATION LIMITS

         In August 1993 the Internal Revenue Code of 1986 was amended to limit, unless certain conditions are satisfied, to $1 million the deduction that a publicly held corporation may take with respect to the compensation paid to certain highly paid executive officers. The Committee has not taken any action to recommend changes in the Corporation's compensation policies in response to this change in the deductibility cap because the base salaries and incentive bonuses awarded to the Corporation's executives are substantially less than the cap amount.

SUBMITTED BY THE MEMBERS OF THE EXECUTIVE COMMITTEE WHO
RECOMMEND EXECUTIVE COMPENSATION:

         Howard R. Wright, Chairman                 Bernard G. Niehaus
         Paul E. Brocksmith                         Richard H. Schaffer
         Robert D. Green


                                       STOCK PERFORMANCE GRAPH

         The SEC requires the Corporation to include in this proxy statement a line-graph presentation comparing the Corporation's cumulative, five-year shareholder returns with market and industry returns.
The following graph compares the performance of the Corporation's Common Shares with the performance of the NASDAQ Stock Market (U.S. Companies) and NASDAQ Bank
Stocks.

                                            AMBANC Corp.
                                   Support for Market Performance
                                  Graphed 12-31-89 through 12-31-94

                  12/31/89       12/31/90      12/31/91       12/31/92      12/31/93    12/31/94
TOTAL NASDAQ

Per CRSP          134.965        114.609       183.926        214.026       244.196      238.775
Divided by Base
 (134.965) X 100                 100.000       84.918         136.277       158.579      180.933
176.916

NASDAQ BANK STOCKS

Per CRSP          120.899        88.537        145.282        211.415       240.993      240.217
Divided by Base
 (120.899) X 100                 100.000       73.232         120.168       174.869      199.334
198.692

AMBANC CORP.

Per Attached
 Schedule         100.000        90.966        99.909         179.378       212.636 184.157

                                        CERTAIN TRANSACTIONS

         The Corporation, through the Banks, has had, and expects to have in the future, banking transactions in the ordinary course of its business with Directors and officers of the Corporation and their associates.
These transactions have been made on substantially the same terms, including interest rates, collateral and repayment terms on extensions of credit, as those prevailing at the same time for comparable transactions with others and did not involve more than the normal risk of collectibility or present other unfavorable features.

                                       APPOINTMENT OF AUDITORS

         Crowe, Chizek & Company ("Crowe Chizek") served as auditors for the Corporation and the Banks in 1994. A representative from Crowe Chizek is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions. Effective with the conclusion of the 1994 audit, the Corporation's Board of Directors, as recommended by the Examining Committee, dismissed Crowe
Chizek as the auditors for the Corporation. The reports of Crowe Chizek on the Corporation's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits the Corporation's financial statement for the 1993 and 1994 fiscal years, there were no disagreements with Crowe Chizek on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Crowe Chizek, would have caused Crowe Chizek to make reference to the matter in their report. Deloitte & Touche LLP was named to succeed Crowe Chizek as the Corporation's auditors for the year ending December 31, 1995.

                                            OTHER MATTERS

         The Board of Directors knows of no matters, other than those matters reported above, that are to be brought before the meeting. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

                                              EXPENSES

         All expenses in connection with this solicitation of proxies will be borne by the Corporation.

                            SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

         A shareholder desiring to submit a proposal for inclusion in the Corporation's proxy statement for the 1996 Annual Meeting of Shareholders must deliver the proposal so that it is received by the Corporation no later than November 30, 1995. Proposals should be sent to Secretary, AMBANC Corp., P.O. Box 556, Vincennes,
Indiana 47591-0556, and mailed by certified mail, return receipt requested.

         THE CORPORATION WILL PROVIDE WITHOUT CHARGE TO
EACH SHAREHOLDER, ON WRITTEN REQUEST, A COPY OF THE
CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR 1994,
INCLUDING THE FINANCIAL STATEMENTS THERETO BUT OMITTING
EXHIBITS.  REQUESTS SHOULD BE ADDRESSED TO DENNIS M.
FLACK, INVESTOR RELATIONS, AMBANC CORP., P.O. BOX 556,
VINCENNES, INDIANA 47591-0556.

                                                PROXY

                                  THIS PROXY IS SOLICITED ON BEHALF
                                  OF THE BOARD OF DIRECTORS FOR THE
                         1995 ANNUAL MEETING OF SHAREHOLDERS OF AMBANC CORP.

         I hereby appoint Bruce A. Smith and Gregory W.
Sturm, and each of them, my proxies, with power of
substitution and revocation, to vote all shares of
stock of AMBANC Corp. (the "Corporation") that I am
entitled to vote at the Annual Meeting of Shareholders
to be held in the Ford Sackville II room of the Isaac
K. Bechet Student Union at Vincennes University,
Vincennes, Indiana, on Friday, April 21, 1995, at 10:30
a.m., Vincennes time, and any adjournments thereof, as
provided herein:
         1.       ELECTION OF DIRECTORS
                  FOR all nominees listed below to serve the
                  terms as set forth in the Proxy Statement
                  dated March 30, 1995 (except as marked to the contrary below--see "Instruction"):
                  (a)      to serve until the 1998 Annual Meeting
                           of Shareholders:
                           Robert E. Seed     John A. Stachura, Jr.
                             Phillip M. Summers    Robert G. Watson
                  (b)      to serve until the 1996 Annual Meeting
                           of Shareholders:
                           Richard H. Schaffer
                  WITHHOLD AUTHORITY to vote for all nominees listed above
         (INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR
         ANY NOMINEE, WRITE THAT NOMINEE'S NAME IN THE
         SPACE PROVIDED BELOW.)



                                  (To Be Completed on Reverse Side)

         2.       In their discretion, the proxies are
                  authorized to vote upon such other business as may properly come before the meeting.

         THIS PROXY WILL BE VOTED AS SPECIFIED.  IN THE
ABSENCE OF SPECIFICATIONS, THIS PROXY WILL BE VOTED FOR
ITEM 1.  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
ITEM 1.

         SHAREHOLDERS SHOULD MARK, SIGN AND DATE THIS PROXY
AND RETURN IT PROMPTLY IN THE ENCLOSED POST-PAID
ENVELOPE.  THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR
TO ITS EXERCISE.


Dated:
                                                      Signature or Signatures

                                                      (Please sign exactly as
                                                      your name appears on this
                                                      proxy.  If shares are
                                                      issued in the name of two
                                                      or more persons, all such
                                                      persons should sign.
                                                      Trustees, executors and
                                                      others signing in a
                                                      representative capacity
                                                      should indicate the
                                                      capacity in which they
                                                      sign.)